Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
July 15, 2015		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES SECOND QUARTER 2015 EARNINGS

Company Experiences Record Loan Growth, Credit Quality Remains Pristine

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported that second quarter of 2015 earnings increased 59% from a year ago, to $13.4 million, or $0.40 per diluted share, compared to $8.4 million, or $0.26 per diluted share, for the quarterly period ended June 30, 2014.  For the six month year to date period, earnings increased 113%, and was $27.1 million, or $0.82 per diluted share, compared to $12.7 million, or $0.39 per diluted share, for the six month year to date period of 2014.

Certain non-operating items impacted the financial results for the periods reported above. During the current quarter, Cardinal recorded one-time non interest income of approximately $2.95 million related to a settlement of litigation and approximately $500,000 of related legal expenses.  During previous quarters, results included expenses related to the Company’s January 2014 acquisition of United Financial Banking Companies, Inc. (UFBC).  Before the impact associated with the litigation settlement and the acquisition expenses related to UFBC (see Table 4), adjusted net income was $11.8 million for the current quarter, a 17% increase over $10.1 million reported for the same quarterly period ended June 30, 2014.  For the current year to date period, adjusted net income was $25.8 million, a 56% increase over $16.5 million reported for the same period a year ago.

Selected Highlights

•                  Loans held for investment grew a record $170 million during the quarter, or 26% annualized.   Asset quality remains excellent.  At June 30, 2015, nonperforming assets decreased to $904,000, or 0.02% of total assets.  Year to date, the Company had net recoveries of 0.03% of average loans outstanding.

•                  Operating net income (a non-GAAP measure) increased 50% to $11.2 million, or $0.34 per share, for the current quarter versus $7.5 million, or $0.23 per share, for the year ago quarter.  For the year to date period ended June 30, 2015, operating net income increased 80% to $20.9 million, or $0.64 per share, versus $11.6 million, or $0.36 per share, for the same period a year ago.  Management believes operating net income more accurately reflects the performance of the Company.  See Table 4 for a comparison of operating versus GAAP net income.

•                  Net income for the commercial banking segment was $18.6 million for the current year to date period, versus $13.2 million for the same period a year ago.  Before merger and acquisition (M&A) expenses, net income for these same respective periods was $18.9 million versus $16.6 million, an increase of 14%.

•                  The Company’s mortgage banking subsidiary, George Mason Mortgage, continued its solid performance.  For the current quarter, it reported net income of $2.4 million and delivered operating net income of $1.8 million.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.43% at June 30, 2015.

Review of Balance Sheet

At June 30, 2015, total assets of the Company were $3.77 billion, an increase of 15% from total assets of $3.28 billion at June 30, 2014. Loans held for investment grew to $2.80 billion versus $2.39 billion a year ago, a 17% increase.   Loans held for sale increased to $456 million at June 30, 2015 compared to $360 million at June 30, 2014.  Deposit balances increased $500 million to $2.94 billion from $2.44 billion for these same periods, respectively, an increase of 21%.   Non-interest bearing demand deposit accounts, which represented 21% of total deposits, increased $28 million to $611 million over the past twelve months. Customer deposits and customer repurchase accounts were $2.53 billion, an increase of 12.9% since June 30, 2014.

Net Interest Income

The Company’s net interest income increased 7%, to $28.9 million from $26.9 million, for the three month periods ended June 30, 2015 and 2014, respectively.  Average interest earning assets increased to $3.45 billion from $3.01 billion a year ago, and average interest bearing liabilities increased to $2.58 billion from $2.22 billion.  The Company’s tax equivalent net interest margin was 3.40% for the current quarter and 3.63% for the same quarter of last year.  The yield on interest earning assets declined from 4.32% for the year ago quarter to 4.07% for the current quarter as new loan originations and security purchases are being recorded at lower rates than maturing assets, a result of competition and the historically low rate environment that has existed for the past several years. For these same respective periods, the cost of interest bearing liabilities has declined from 0.96% to 0.90%. The Company initiated several deposit strategies to attract new banking relationships and new money during the first six months of the year.   Such activities have added over 1,000 consumer and business relationships and over $160 million in deposits.

Commercial Banking Review

For the current quarter ended June 30, 2015, net income for the commercial banking segment was $9.7 million, an increase of 27% from $7.7 million for the year ago quarter. Before acquisition expenses, operating net income was $9.7 million for the current quarter, versus $9.2 million for the year ago quarter, an increase of 6%. For the current year to date period, net income was $18.6 million, versus $13.2 million for the same period a year ago.  Before M&A expenses, net income for these same respective periods was $18.9 million versus $16.6 million, an increase of 14% (see Table 6).

The provision for loan losses was $1.4 million for the current quarter versus $615,000 for the year ago quarter. The increase is due to record quarterly growth in the loans held for investment portfolio.  The allowance for loan losses was 1.08% of loans outstanding at June 30, 2015 versus 1.24% at June 30, 2014.  This ratio decrease from a year ago is primarily the result of improving credit quality.  The Company’s nonperforming assets were 0.02% of total assets at June 30, 2015 compared to 0.19% a year ago.  For the year to date period, there were recoveries from previously charged off loans in excess of current charge offs of 0.03% of average loans outstanding.

Non-interest income was $1.3 million for the current quarter compared to $936,000 for the year ago quarter.  Loan fees were $491,000 for the current quarter versus $399,000 for the same period of 2014.  Securities gains totaled $356,000 for the current quarter versus $174,000 for the same year ago period.

Non-interest expense was $13.7 million for the current quarter versus $15.2 million for the prior year quarter.  Before M&A expenses of $2.3 million, non-interest expenses for the prior year quarter were $12.9 million.  The increase in non-interest expense from a year ago, excluding M&A, is primarily a result of the Company electing to change its parent company expense allocation associated with managing the bank, which resulted in a bank expense increase of over $640,000.

Mortgage Banking Review

For the current quarter ended June 30, 2015, the mortgage banking segment reported a net profit of $2.4 million, and it delivered operating net income of $1.8 million.  Operating net income (a non-GAAP measure) excludes the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record unrealized gains on forward commitments to sell its locked mortgage loan pipeline.  Comparable quarterly results are shown below.

Mortgage Banking: (in 000’s)	Q2 2015	Q2 2014	YTD 2015	YTD 2014

Reported Net Income	$2,412	$2,139	$8,386	$1,971
Reverse Impact of SAB 109	(629)	(2,586)	(4,942)	(4,939)
Operating Net Income	$1,783	$(447)	$3,444	$(2,968)

The accompanying Table 7 provides additional recent quarterly information regarding the impact of SAB 109.

During the second quarter of 2015, closed loans were $1.09 billion and loans sold to investors totaled $923 million, versus $842 million and $744 million, respectively, for the same quarter of 2014.  Net realized gain on sales and other fees, before the impact of SAB 109, were $10.1 million for the current quarter versus $6.2 million for the same period a year ago.  The 63% improvement is the result of the higher production levels and a gain on sale margin increase to 2.53% from 2.30% a year ago.  In late June, George Mason began a program to sell approximately 25% of its loan originations on a pooled mandatory delivery basis in order to increase profitability.  Traditionally, all loans have been sold individually on a best efforts basis. If successful, more of its production will be incorporated into this new program in the future.

Loan applications totaled $1.4 billion during the second quarter of 2015, down slightly from $1.6 billion for quarter ended March 31, 2015.  Purchase money applications were $1.08 billion, which represented 77% of total application volume in the current quarter versus 49% in the previous quarter.  The second quarter of each year is typically the most active for home buyers in George Mason’s markets, and purchase money activity usually slows from these levels during the third and fourth quarter.

Operating expenses increased $254,000 in the current quarter when compared to the year ago quarter.   The change was due to increases in employees’ overtime and higher incentive accruals resulting from higher levels of production.

Capital Ratios

The Company remains in excess of all regulatory standards to be considered a well capitalized bank.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am extremely pleased with how our Company performed during the second quarter of 2015. On an operating basis, our commercial banking segment’s year to date net income improved 14%.  Our business development efforts and commitment to the local markets continued to drive new relationships. Record loan growth of $170 million attests to the quality of our commercial team and their persistence in achieving goals. Our already pristine credit metrics continued to improve further, and our banking offices successfully executed upon our deposit campaigns to increase our core customer balances by almost 13%.

“The mortgage banking division had another strong quarter as home buying activity replaced refinancing volume. Although costs increased slightly due to production levels, we remained focused on increasing operating efficiencies and continuing to build on our already outstanding purchase money market share.  As always, we stand ready to react to seasonal changes in volumes.

“Looking forward, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, which will increase our franchise value.  We remain committed to maintaining and growing a strong financial services company for our shareholders, employees, clients and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of some of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with and furnished to the Securities and Exchange Commission.  The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.77 billion at June 30, 2015, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

				% Change
	June 30, 2015	December 31, 2014	June 30, 2014	Current Year	Year Over Year
	(Unaudited)		(Unaudited)
Cash and due from banks	$24,186	$20,298	$32,457	19.2%	-25.5%
Federal funds sold	14,597	17,891	21,175	-18.4%	-31.1%

Investment securities available-for-sale	332,551	339,131	337,482	-1.9%	-1.5%
Investment securities held-to-maturity	3,879	4,024	5,933	-3.6%	-34.6%
Investment securities — trading	5,271	5,067	4,577	4.0%	15.2%
Total investment securities	341,701	348,222	347,992	-1.9%	-1.8%

Other investments	15,049	15,941	17,144	-5.6%	-12.2%
Loans held for sale	455,557	315,323	360,107	44.5%	26.5%

Loans receivable, net of fees:
Commercial and industrial	342,079	354,693	295,101	-3.6%	15.9%
Real estate - commercial	1,299,450	1,254,270	1,186,702	3.6%	9.5%
Real estate - construction	571,561	432,171	414,825	32.3%	37.8%
Real estate - residential	432,956	403,744	373,582	7.2%	15.9%
Home equity lines	144,896	131,156	117,112	10.5%	23.7%
Consumer	4,822	5,080	4,945	-5.1%	-2.5%
Loans receivable, net of fees	2,795,764	2,581,114	2,392,267	8.3%	16.9%
Allowance for loan losses	(30,198)	(28,275)	(29,566)	6.8%	2.1%
Loans receivable, net	2,765,566	2,552,839	2,362,701	8.3%	17.1%

Premises and equipment, net	24,600	25,253	26,048	-2.6%	-5.6%
Goodwill and intangibles, net	36,927	37,312	37,197	-1.0%	-0.7%
Bank-owned life insurance	32,759	32,546	32,307	0.7%	1.4%
Other assets	54,332	33,509	40,544	62.1%	34.0%

TOTAL ASSETS	$3,765,274	$3,399,134	$3,277,672	10.8%	14.9%

Non-interest bearing deposits	$611,004	$572,071	$583,138	6.8%	4.8%
Interest checking	440,319	422,291	444,056	4.3%	-0.8%
Money markets	388,842	372,591	324,693	4.4%	19.8%
Statement savings	278,873	254,722	252,334	9.5%	10.5%
Certificates of deposit	711,226	603,237	530,886	17.9%	34.0%
Brokered certificates of deposit	505,133	310,418	300,309	62.7%	68.2%
Total deposits	2,935,397	2,535,330	2,435,416	15.8%	20.5%

Other borrowed funds	378,756	437,995	432,127	-13.5%	-12.4%
Mortgage funding checks	17,247	19,469	16,704	-11.4%	3.3%
Escrow liabilities	3,160	2,035	2,060	55.3%	53.4%
Other liabilities	33,919	26,984	30,134	25.7%	12.6%

Shareholders’ equity	396,795	377,321	361,231	5.2%	9.8%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,765,274	$3,399,134	$3,277,672	10.8%	14.9%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30			June 30
	2015	2014	% Change	2015	2014	% Change

Net interest income	$28,850	$26,913	7.2%	$56,289	$52,579	7.1%
Provision for loan losses	(1,356)	(615)	120.5%	(1,486)	(2,541)	-41.5%
Net interest income after provision for loan losses	27,494	26,298	4.5%	54,803	50,038	9.5%

Non-interest income:
Service charges on deposit accounts	576	536	7.5%	1,121	1,071	4.7%
Loan fees	491	399	23.1%	945	610	54.9%
Income from bank owned life insurance	95	126	-24.6%	213	244	-12.7%
Net realized gains on investment securities	356	174	104.6%	558	326	71.2%
Litigation settlement	2,950	—	100.0%	2,950	—	100.0%
Other non-interest income	6	6	0.0%	11	31	-64.5%
Commercial banking & other non-interest income	4,474	1,241	260.5%	5,798	2,282	154.1%

Management fee income	—	—	0.0%	—	21	-100.0%
Gains from mortgage banking activities	24,290	21,098	15.1%	52,839	36,916	43.1%
Less: mortgage loan origination expenses	(13,178)	(10,859)	21.4%	(25,561)	(19,295)	32.5%
Mortgage banking non-interest income	11,112	10,239	8.5%	27,278	17,642	54.6%

Wealth management non-interest income	143	204	-29.9%	258	426	-39.4%
Total non-interest income	15,729	11,684	34.6%	33,334	20,350	63.8%

Net interest income and non-interest income	43,223	37,982	13.8%	88,137	70,388	25.2%

Salaries and benefits	11,963	11,471	4.3%	24,044	22,860	5.2%
Occupancy	2,347	2,544	-7.7%	4,831	5,174	-6.6%
Depreciation	845	905	-6.6%	1,721	1,817	-5.3%
Data processing & communications	1,459	1,688	-13.6%	2,963	3,303	-10.3%
Professional fees	1,137	876	29.8%	2,726	1,693	61.0%
FDIC insurance assessment	516	345	49.6%	1,032	728	41.8%
Mortgage loan repurchases and settlements	—	83	-100.0%	—	83	-100.0%
Merger and acquisition expense	3	2,404	-99.9%	471	5,669	-91.7%
Other operating expense	4,608	4,881	-5.6%	9,234	9,657	-4.4%
Total non-interest expense	22,878	25,197	-9.2%	47,022	50,984	-7.8%
Income before income taxes	20,345	12,785	59.1%	41,115	19,404	111.9%
Provision for income taxes	6,966	4,352	60.1%	14,005	6,681	109.6%
NET INCOME	$13,379	$8,433	58.7%	$27,110	$12,723	113.1%

Earnings per common share - basic	$0.41	$0.26	57.2%	$0.83	$0.39	110.4%

Earnings per common share - diluted	$0.40	$0.26	57.0%	$0.82	$0.39	110.4%

Weighted-average common shares outstanding - basic	32,723,903	32,422,673	0.9%	32,681,800	32,275,747	1.3%

Weighted-average common shares outstanding - diluted	33,207,329	32,866,666	1.0%	33,132,076	32,709,500	1.3%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2015	2014	2015	2014
Performance Ratios:
Return on average assets	1.48%	1.07%	1.55%	0.82%
Return on average equity	13.36%	9.32%	13.74%	6.94%
Net interest margin (1)	3.40%	3.63%	3.42%	3.62%
Efficiency ratio (2)	51.32%	65.28%	52.47%	69.91%
Non-interest income to average assets	1.74%	1.48%	1.91%	1.31%
Non-interest expense to average assets	2.53%	3.19%	2.69%	3.28%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$1,403,000	$1,120,000	$2,998,000	$2,081,000
$ of loan applications - Managed Mortgage Company Affiliates	—	—	—	1,400
Total	1,403,000	1,120,000	2,998,000	2,082,400

Refi % of loan applications - George Mason Mortgage	23%	17%	34%	18%
Refi % of loans applications- Managed Mortgage Company Affiliates	0%	0%	0%	15%
Total	23%	17%	34%	18%

$ of loans closed - George Mason Mortgage	$1,086,264	$842,089	$1,929,998	$1,393,532
$ of loans closed - Managed Mortgage Company Affiliates	—	—	—	13,034
Total	1,086,264	842,089	1,929,998	1,406,566

# of loans closed - George Mason Mortgage	3,234	2,549	5,688	4,238
# of loans closed - Managed Mortgage Company Affiliates	—	—	—	30
Total	3,234	2,549	5,688	4,268

$ of loans sold - George Mason Mortgage	$923,406	$743,871	$1,771,966	$1,305,827
$ of loans sold - Managed Mortgage Company Affiliates	—	—	—	71,504
Total	923,406	743,871	1,771,966	1,377,331

$ of locked commitments - George Mason Mortgage	$1,000,012	$845,938	$2,098,692	$1,513,716
$ locked commitments at period end - George Mason Mortgage			$363,613	$331,092
$ of loans held for sale at period end - George Mason Mortgage			$427,351	$322,466
Realized gain on sales and fees as a % of loan sold (3)	2.52%	2.30%	2.55%	2.24%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	43.48%	36.45%	43.42%	34.05%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			-0.03%	0.07%
Total nonaccrual loans			$904	$6,259
Real estate owned			$—	$—
Nonperforming loans to loans receivable, net of fees			0.03%	0.26%
Nonperforming loans to total assets			0.02%	0.19%
Nonperforming assets to total assets			0.02%	0.19%
Total loans receivable past due 30 to 89 days			$120	$688
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.08%	1.24%
Allowance for loan losses to nonperforming loans			3340.49%	472.38%

Capital Ratios:
Common equity tier 1 capital			9.76%	N/A
Tier 1 risk-based capital			10.45%	11.13%
Total risk-based capital			11.30%	12.13%
Leverage capital ratio			10.60%	10.74%
Book value per common share			$12.32	$11.30
Tangible book value per common share (5)			$11.17	$10.13
Common shares outstanding			32,209	31,976

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2015 and 2014.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

(Dollars in thousands, except share and per share data)

(Unaudited)

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

	For the Three Months Ended			For the Six Months Ended
	June 30			June 30
	2015	2014	% Change	2015	2014	% Change

Net Gains from Mortgage Banking Activities:
As Reported
Fair value of LCs / unrealized gains recognized @ LC date **(see note below)	$24,290	$21,098	15.13%	$52,839	$36,916	43.13%
Loan origination expenses recognized @ loan sale date	13,178	10,859	21.36%	25,561	19,295	32.47%
Reported Net Gains from Mortgage Banking Activities	11,112	10,239	8.53%	27,278	17,621	54.80%

As Adjusted
Realized gains recognized @ loan sale date	23,315	17,088	36.44%	45,177	29,258	54.41%
Loan origination expenses recognized @ loan sale date	13,178	10,859	21.36%	25,561	19,295	32.47%
Adjusted Net Gains from Mortgage Banking Activities	10,137	6,229	62.74%	19,616	9,963	96.89%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$975	$4,010	-75.69%	$7,662	$7,658	0.05%

Net Income Reconciliation for the  Impact of Merger and Acquisition Expenses and SAB 109

	For the Three Months Ended			For the Six Months Ended
	June 30			June 30
	2015	2014	% Change	2015	2014	% Change
Net Income Reconciliation:
Reported net income	$13,379	$8,433	58.65%	27,110	$12,723	113.08%
Aftertax litigation settlement (less associated legal expenses)	(1,592)	—	100.00%	(1,592)	—	100.00%
Aftertax merger and acquisition expense	2	1,617	-99.88%	313	3,814	-91.80%
Adjusted net income	11,789	10,050	17.30%	$25,831	$16,537	56.20%
Aftertax net increase / (decrease) in unrealized gains on mortgage banking activities related to SAB 109	629	2,586	-75.69%	4,942	4,939	0.05%
Operating Net Income	$11,160	$7,464	49.53%	$20,889	$11,598	80.11%

Earnings per Share (EPS) Reconciliation:
Reported net income	$0.40	$0.26	57.02%	$0.82	$0.39	110.36%
Aftertax litigation settlement (less associated legal expenses)	(0.04)	—	100.00%	(0.04)	—	100.00%
Aftertax merger and acquisition expense	0.00	0.05	-99.88%	0.01	0.12	-91.90%
Adjusted net income	0.36	0.31	16.10%	0.79	0.51	56.19%
Aftertax net increase / (decrease) in unrealized gains on mortgage banking activities related to SAB 109	0.02	0.08	-75.94%	0.15	0.15	-1.22%
Operating Net Income	$0.34	$0.23	47.99%	$0.64	$0.36	75.68%

Operating Performance Ratios:
Return on average assets	1.23%	0.95%		1.19%	0.75%
Return on average equity	11.15%	8.25%		10.59%	6.33%
Efficiency ratio	52.47%	72.85%		57.37%	78.11%
Non-interest income to average assets	1.63%	0.97%		1.47%	0.82%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2015 and 2014

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2015		June 30, 2014		June 30, 2015		June 30, 2014
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$353,925	3.48%	$294,628	4.04%	$351,944	3.56%	$277,236	4.32%
Real estate - commercial	1,269,520	4.42%	1,175,020	4.35%	1,264,283	4.48%	1,167,100	4.33%
Real estate - construction	515,073	4.75%	416,671	5.10%	480,684	4.73%	406,989	4.98%
Real estate - residential	396,447	3.77%	320,339	4.00%	393,773	3.78%	312,486	4.06%
Home equity lines	139,748	3.16%	115,719	3.83%	136,759	3.24%	115,222	3.71%
Consumer	5,128	5.94%	4,926	6.18%	4,969	5.76%	5,691	5.70%
Total loans	2,679,841	4.20%	2,327,303	4.42%	2,632,412	4.23%	2,284,724	4.43%

Loans held for sale	412,083	3.77%	313,376	4.21%	336,722	3.78%	265,998	4.34%
Investment securities - available-for-sale (1)	315,813	3.72%	329,167	3.98%	315,673	3.80%	335,611	3.98%
Investment securities - held-to-maturity	3,894	1.87%	6,176	2.33%	3,957	1.98%	7,235	2.07%
Other investments	13,876	3.98%	14,176	4.07%	13,564	4.38%	14,845	3.78%
Federal funds sold (1)	26,305	0.19%	17,617	0.21%	39,093	0.21%	38,338	0.21%
Total interest-earning assets	3,451,812	4.07%	3,007,815	4.32%	3,341,421	4.10%	2,946,751	4.31%

Non-interest earning assets:
Cash and due from banks	21,845		20,768		21,043		28,258
Premises and equipment, net	25,013		26,629		25,110		25,744
Goodwill and intangibles, net	37,039		37,318		37,136		35,084
Accrued interest and other assets	108,404		95,457		103,236		104,746
Allowance for loan losses	(29,432)		(29,446)		(29,132)		(29,743)

TOTAL ASSETS	$3,614,681		$3,158,541		$3,498,814		$3,110,840

Interest-bearing liabilities:
Interest checking	$428,937	0.49%	$433,175	0.51%	$426,624	0.49%	$426,766	0.51%
Money markets	378,268	0.33%	325,786	0.31%	372,906	0.32%	319,257	0.31%
Statement savings	272,319	0.34%	254,254	0.28%	268,152	0.32%	250,929	0.28%
Certificates of deposit	1,109,391	1.03%	829,903	0.98%	1,042,517	1.03%	805,876	0.97%
Total interest-bearing deposits	2,188,915	0.72%	1,843,118	0.66%	2,110,199	0.71%	1,802,828	0.65%

Other borrowed funds	386,872	1.94%	373,306	2.41%	368,702	2.10%	374,534	2.36%
Total interest-bearing liabilities	2,575,787	0.90%	2,216,424	0.96%	2,478,901	0.91%	2,177,362	0.95%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	596,892		549,605		588,025		534,395
Other liabilities	41,572		30,440		37,273		32,473

Shareholders’ equity	400,430		362,072		394,615		366,610

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,614,681		$3,158,541		$3,498,814		$3,110,840

NET INTEREST MARGIN (1)		3.40%		3.63%		3.42%		3.62%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate 33% for 2015 and 2014.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended June 30, 2015:
Net interest income	$28,389	$642	$—	$(181)	$—	$28,850
Non-interest income	1,329	11,150	119	3,131	—	15,729
Non-interest expense	13,736	7,990	114	1,038	—	22,878
Net income (loss) before provision and taxes	15,982	3,802	5	1,912	—	21,701
Provision for loan losses	1,356	—	—	—	—	1,356
Provision for income taxes	4,905	1,390	2	669	—	6,966
Reported net income (loss)	$9,721	$2,412	$3	$1,243	$—	$13,379
Add: merger & acquisition (M&A) expense reported above	3	—	—	—	—	3
Add: legal expense associated with litigation settlement	—	—	—	500	—	500
Less: litigation settlement	—	—	—	(2,950)	—	(2,950)
Less: increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(975)	—	—	—	(975)
Less: provision for income taxes associated with M&A expense, litigation settlement & SAB 109	(1)	346	—	858	—	1,203
Operating net income (loss)	$9,723	$1,783	$3	$(349)	$—	$11,160

Average Assets	$3,549,647	$428,458	$2,415	$415,288	$(781,127)	$3,614,681

At and for the Three Months Ended June 30, 2014:
Net interest income	$26,346	$745	$—	$(178)	$—	$26,913
Non-interest income	936	10,366	204	178	—	11,684
Non-interest expense	15,200	7,736	101	2,160	—	25,197
Net income (loss) before provision and taxes	12,082	3,375	103	(2,160)	—	13,400
Provision for loan losses	615	—	—	—	—	615
Provision for income taxes	3,803	1,236	36	(723)	—	4,352
Reported net income (loss)	$7,664	$2,139	$67	$(1,437)	$—	$8,433
Add: merger & acquisition expense reported above	2,289	—	—	115	—	2,404
Less: increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(4,010)	—	—	—	(4,010)
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(749)	1,424	—	(38)	—	637
Operating net income (loss)	$9,204	$(447)	$67	$(1,360)	$—	$7,464

Average Assets	$3,110,069	$323,518	$2,318	$389,266	$(666,630)	$3,158,541

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Six Months Ended June 30, 2015:
Net interest income	$55,495	$1,153	$—	$(359)	$—	$56,289
Non-interest income	2,608	27,366	224	3,136	—	33,334
Non-interest expense	28,884	15,309	218	2,611	—	47,022
Net income (loss) before provision and taxes	29,219	13,210	6	166	—	42,601
Provision for loan losses	1,486	—	—	—	—	1,486
Provision for income taxes	9,121	4,824	2	58	—	14,005
Reported net income (loss)	$18,612	$8,386	$4	$108	$—	$27,110
Add: merger & acquisition (M&A) expense reported above	471	—	—	—	—	471
Add: legal expense associated with litigation settlement	—	—	—	500	—	500
Less: litigation settlement	—	—	—	(2,950)	—	(2,950)
Less: increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(7,662)	—	—	—	(7,662)
Less: provision for income taxes associated with M&A expense, litigation settlement & SAB 109	(158)	2,720	—	858	—	3,420
Operating net income (loss)	$18,925	$3,444	$4	$(1,484)	$—	$20,889

Average Assets	$3,436,687	$348,331	$2,412	$416,411	$(705,027)	$3,498,814

At and for the Six Months Ended June 30, 2014:
Net interest income	$51,539	$1,382	$—	$(342)	$—	$52,579
Non-interest income	1,865	17,758	371	356	—	20,350
Non-interest expense	30,987	16,030	213	3,754	—	50,984
Net income (loss) before provision and taxes	22,417	3,110	158	(3,740)	—	21,945
Provision for loan losses	2,541	—	—	—	—	2,541
Provision for income taxes	6,698	1,139	55	(1,211)	—	6,681
Reported net income (loss)	$13,178	$1,971	$103	$(2,529)	$—	$12,723
Add: merger & acquisition expense reported above	5,114	—	—	555	—	5,669
Less: increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(7,658)	—	—	—	(7,658)
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(1,675)	2,719	—	(180)	—	864
Operating net income (loss)	$16,617	$(2,968)	$103	$(2,154)	$—	$11,598

Average Assets	$3,047,522	$227,228	$2,309	$384,564	$(550,783)	$3,110,840

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Banking Segment Supplemental Information

Summary of Activity and Impact of SAB 109 on Net Income

(Dollars in thousands)

(Unaudited)

	6/30/15	3/31/15	12/31/14	09/30/14	06/30/14
For the Three Months Ended:
Applications	$1,403,000	$1,595,000	$922,000	$973,000	$1,120,000
Loans closed	1,086,264	843,734	778,586	826,786	842,089
Loans sold	923,406	848,559	768,971	889,549	743,871

At Period End:
Locked pipeline	$363,613	$449,865	$194,919	$265,443	$331,092
Loans held for sale	427,351	264,494	269,319	259,703	322,466
SAB 109 total unrealized gains recognized	20,485	19,510	12,823	13,734	17,094
Change in unrealized gains	975	6,687	(910)	(3,360)	4,010
Change in aftertax income	629	4,313	(587)	(2,167)	2,586

REPORTED NET INCOME	$2,412	$5,974	$762	$(76)	$2,139
OPERATING NET INCOME	1,783	1,661	1,349	2,091	(447)